Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922, 333-76161 and 333-61126 on Form S-8 of our report, dated February 28, 2007, appearing in this Annual Report on Form 10-KSB of DPAC Technologies Corp. for the year ended December 31, 2006.

HAUSSER + TAYLOR LLC

Cleveland, Ohio

March 28, 2007